Exhibit 99.1

Staples, Inc. Announces Fourth Quarter and Full Year 2016 Performance

FRAMINGHAM, Mass.--(BUSINESS WIRE)--March 9, 2017--Staples, Inc. (Nasdaq: SPLS) announced today the results for its fourth quarter and fiscal year ended January 28, 2017. Total company sales for the fourth quarter of 2016 were $4.6 billion, a decrease of three percent compared to the fourth quarter of 2015. On a GAAP basis, the company reported a net loss from continuing operations of $615 million, or $0.94 per share. Fourth quarter 2016 results from continuing operations include pre-tax charges of $791 million primarily related to goodwill impairment, restructuring costs, and the impairment of long-lived assets.

Total company comparable sales for the fourth quarter of 2016 declined one percent compared to the fourth quarter of 2015. Excluding the impact of charges taken during the fourth quarter of 2016, the company reported non-GAAP net income from continuing operations of $161 million, or $0.25 per diluted share, versus fourth quarter 2015 non-GAAP net income from continuing operations of $168 million, or $0.26 per diluted share.

“Our fourth quarter results were right in-line with our expectations, and I’m increasingly confident that we have the right plan and the right team to transform Staples and get back to sustainable sales and earnings growth,” said Shira Goodman, Staples’ Chief Executive Officer. “I am particularly proud of our ability to grow our delivery business by continuing to enhance our offering and satisfy our business customers.”

Fourth Quarter 2016 Financial Summary
	Fourth Quarter
(dollar amounts in millions, except per share data)	2016	2015	Change
Total company sales	$4,560	$4,695	-2.9%
Total company comparable sales*^			-0.9%

GAAP operating income	-$548	$170	-$718
Non-GAAP operating income*	$243	$261	-$18

GAAP operating income rate	-12.0%	3.6%	NM
Non-GAAP operating income rate*	5.3%	5.5%	-21 basis points

GAAP net income from continuing operations	-$615	$130	-$745
Non-GAAP net income from continuing operations*	$161	$168	-$7

GAAP earnings per share from continuing operations	-$0.94	$0.20	NM
Non-GAAP earnings per diluted share from continuing operations*	$0.25	$0.26	-4%
*Indicates a non-GAAP measure. Refer to “Presentation of Non-GAAP Information” and the accompanying reconciliations for more detailed information about these non-GAAP measures.
^Total company comparable sales excludes the impact of acquisitions, divestitures, store closures and foreign currency translation.

Fourth Quarter 2016 Highlights

  Staples Business Advantage, the company’s North American contract business, achieved flat sales compared to the fourth quarter of 2015 on a GAAP basis, and a comparable sales increase of four percent.
  Improved total company gross profit rate by 93 basis points year over year to 27.1 percent and grew gross profit by $7 million.
  Generated $934 million of cash provided by operating activities, spent $255 million in capital expenditures, and generated $889 million of adjusted free cash flow in 2016 excluding the after-tax impact to cash provided by operating activities of $210 million related to charges associated with financing for the proposed acquisition of Office Depot and costs associated with the termination of the Office Depot merger agreement.
  Returned $311 million to shareholders through cash dividends in 2016.
  Ended the fourth quarter of 2016 with $2.2 billion in liquidity, including $1.1 billion in cash and cash equivalents.
  Acquired Capital Office Products, an independent office products dealer that generated more than $100 million of revenue in its last fiscal year.
  Completed the sale of the company’s retail business in the United Kingdom.
  Completed the sale of a controlling interest in the remainder of the company’s European operations in the first quarter of 2017.

Full Year 2016 Financial Summary
	Full Year
(dollar amounts in millions, except per share data)	2016	2015	Change
Total company sales	$18,247	$18,764	-2.8%
Total company comparable sales*^			-0.7%

GAAP operating income	-$264	$713	-$977
Non-GAAP operating income*	$905	$933	-$28

GAAP operating income rate	-1.5%	3.8%	NM
Non-GAAP operating income rate*	5.0%	5.0%	-1 basis point

GAAP net income from continuing operations	-$459	$462	-$921
Non-GAAP net income from continuing operations*	$586	$598	-$12

GAAP earnings per share from continuing operations	-$0.71	$0.71	NM
Non-GAAP earnings per diluted share from continuing operations*	$0.90	$0.93	-3%
*Indicates a non-GAAP measure. Refer to “Presentation of Non-GAAP Information” and the accompanying reconciliations for more detailed information about these non-GAAP measures.
^Total company comparable sales excludes the impact of acquisitions, divestitures, store closures and foreign currency translation.

For the full year 2016, total company sales decreased three percent to $18.2 billion compared to full year 2015. Total company comparable sales declined one percent versus the prior year.

On a GAAP basis, the company reported a net loss from continuing operations of $459 million, or $0.71 per share, compared to net income of $462 million, or $0.71 per diluted share, in the full year 2015. On a non-GAAP basis, the company reported net income from continuing operations of $586 million, or $0.90 per diluted share, during 2016, compared to $598 million, or $0.93 per diluted share, during the prior year.

New Segment Reporting Structure
The company changed its business segments during the fourth quarter of 2016 to align with its 20/20 strategic plan, and reflect its priorities to accelerate growth in North American Delivery and preserve profit in North American Retail. Under the new structure, the North American Delivery segment includes Staples Business Advantage, staples.com, staples.ca and quill.com. The North American Retail segment includes the company’s retail stores in the U.S. and Canada. The company’s European results are presented as discontinued operations, and its remaining results of operations outside of North America are presented as a reconciling item in the company’s segment reporting. For comparability, 2015 and 2016 quarterly results have been recast to align with the company’s new structure and can be accessed on the company’s investor relations website at investor.staples.com.

North American Delivery
	Fourth Quarter			Full Year
(dollar amounts in millions)	2016	2015	Change	2016	2015	Change
Sales	$2,649	$2,680	-1.2%	$10,636	$10,731	-0.9%
Comparable sales*^			1%			1%
Operating income	$168	$168	$1	$672	$621	$51
Operating income rate	6.4%	6.3%	10 basis points	6.3%	5.8%	52 basis points
*Indicates a non-GAAP measure. Refer to “Presentation of Non-GAAP Information” and the accompanying reconciliations for more detailed information about these non-GAAP measures.
^North American Delivery comparable sales excludes the impact of acquisitions, divestitures and foreign currency translation.

North American Delivery sales for the fourth quarter of 2016 were $2.6 billion, a decline of one percent compared to the fourth quarter of 2015. North American Delivery comparable sales grew one percent compared to the fourth quarter of 2015. The improvement in fourth quarter comparable sales primarily reflects growth in facilities supplies, computers, and breakroom supplies, partially offset by declines in tablets, ink and toner and office supplies. Staples Business Advantage sales were about flat on a GAAP basis and comparable sales increased four percent versus the fourth quarter of 2015.

Operating income rate increased 10 basis points to 6.4 percent compared to the fourth quarter of 2015. This improvement primarily reflects increased product margin rate. This was partially offset by increased incentive compensation expense, supply chain costs, and marketing expense.

North American Retail
	Fourth Quarter			Full Year
(dollar amounts in millions)	2016	2015	Change	2016	2015	Change
Sales	$1,649	$1,797	-8.2%	$6,662	$7,169	-7.1%
Comparable store sales			-7%			-5%

Operating income	$99	$106	-$7	$317	$379	-$62
Operating income rate	6.0%	5.9%	11 basis points	4.8%	5.3%	-52 basis points

North American Retail sales for the fourth quarter of 2016 were $1.6 billion, a decrease of eight percent compared to the fourth quarter of 2015. Store closures negatively impacted fourth quarter 2016 sales growth by approximately two percent. Comparable store sales decreased seven percent versus the prior year. Sales declines in mobility, business machines, technology accessories, and ink and toner were partially offset by growth in print and marketing services.

Operating income rate increased 11 basis points to 6.0 percent compared to the fourth quarter of 2015. This primarily reflects increased product margin rate. This was partially offset by increased incentive compensation expense and the negative impact of lower sales on fixed expenses.

The company closed 13 stores during the fourth quarter of 2016 and 48 stores for the full year in North America and ended the year with 1,255 stores in the U.S. and 304 stores in Canada.

Discontinued Operations
During the fourth quarter of 2016, the company completed the sale of its retail business in the United Kingdom. The company also entered into an agreement to sell a controlling interest in its remaining European operations during the fourth quarter of 2016, and completed this sale in February 2017. As a result of these transactions, the results of the company’s European operations have been classified as discontinued operations. The company recorded an after-tax loss from discontinued operations of $337 million in the fourth quarter, which includes $231 million of pre-tax charges related to impairment of long-lived assets and a $114 million pre-tax loss on the sale of the company’s retail business in the United Kingdom. This compares to an after-tax loss of $44 million from discontinued operations in the fourth quarter of 2015.

For the full year 2016, the company recorded an after-tax loss from discontinued operations of $1.0 billion related to its European businesses, which includes $918 million of charges related to impairment of goodwill and long-lived assets. This compares to an after-tax loss from discontinued operations of $83 million during 2015.

Outlook
For the first quarter of 2017, the company expects to achieve fully diluted non-GAAP earnings per share from continuing operations in the range of $0.15 to $0.18. The company’s earnings guidance excludes potential charges related to the company’s strategic plans, including restructuring and related initiatives and the sale of its European operations. For the full year 2017, the company expects to generate at least $500 million of free cash flow. The company plans to close approximately 70 stores in North America in 2017.

Presentation of Non-GAAP Information
This press release presents certain results with and without the impairment of goodwill, restructuring and related charges, long-lived asset impairment, gains and losses related to the sale of businesses and assets, costs related to the proposed acquisition of Office Depot, costs related to litigation and PNI data security incident costs. This press release also presents certain results both with and without the impact of acquisitions, divestitures, store closures, and foreign currency translation. The presentation of these results, as well as the presentation of free cash flow, are non-GAAP financial measures that should be considered in addition to, and should not be considered superior to, or as a substitute for, the presentation of results determined in accordance with GAAP. Management believes that the non-GAAP financial measures assist management and investors to analyze the company’s performance by providing meaningful information that facilitates the comparability of underlying business results from period to period. Management uses these non-GAAP financial measures to evaluate the operating results of the company’s business against prior year results and its operating plan, and to forecast and analyze future periods. Management recognizes there are limitations associated with the use of non-GAAP financial measures as they may reduce comparability with other companies that use different methods to calculate similar non-GAAP measures. Management generally compensates for these limitations by considering GAAP as well as non-GAAP results. In addition, management provides a reconciliation to the most comparable GAAP financial measure, other than financial guidance which is only provided on a non-GAAP basis given that potential charges to be incurred related to the company’s strategic plans, including restructuring and related initiatives, and the potential related impact on cash flow cannot be reasonably estimated.

Today's Conference Call
The company will host a conference call today at 8:00 a.m. (ET) to review these results and its outlook. The webcast of the conference call and accompanying slides can be accessed on the company’s investor relations website at investor.staples.com. A replay will also be available on the company’s investor relations website after the call.

About Staples, Inc.
Staples helps small business customers make more happen by providing a broad assortment of products, expanded business services and easy ways to shop – in stores, online via mobile or through social apps. Staples Business Advantage, the business-to-business division, caters to mid-market, commercial and enterprise-sized customers by offering a one-source solution for the products and services they need, combined with best-in-class customer service, competitive pricing and a state-of-the-art ecommerce site. Headquartered outside of Boston, Staples, Inc. operates throughout North and South America, Asia, Australia and New Zealand. More information about Staples (NASDAQ: SPLS) is available at www.staples.com.

Safe Harbor for Forward-looking Statements
Certain information contained in this news release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995 including, but not limited to, the information set forth under “Outlook” and other statements regarding our future business and financial performance. Any statements contained in this news release that are not statements of historical fact should be considered forward-looking statements. You can identify forward-looking statements by the use of the words “believes”, “expects”, “anticipates”, “plans”, “may”, “will”, “would”, “intends”, “estimates”, and other similar expressions, whether in the negative or affirmative, although not all forward-looking statements include such words. Forward-looking statements are based on a series of expectations, assumptions, estimates and projections which involve substantial uncertainty and risk, including the review of our assessments by our outside auditor and changes in management’s assumptions and projections. Actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including but not limited to our ability to meet the changing needs of our customers; our ability to successfully transform our business, including that the investments we plan to make to accelerate growth in our mid-market contract business may not generate incremental revenue or increase profitability, in which case the costs of such investments will adversely affect our future operating results; industry, operating and competitive pressures and global economic conditions, including their impact on prices and demand for our products and services, our financial condition and our results of operations; compromises of our information security; our ability to retain qualified employees; risks related to international operations and fluctuations in foreign exchange rates; changes in our effective tax rate; the impact of regulation and regulatory, investigative and legal proceedings and legal compliance risks; and factors discussed or referenced in our Annual Report on Form 10-K filed on March 9, 2017 under the heading “Risk Factors” and elsewhere, and any subsequent periodic or current reports filed by us with the SEC. In addition, any forward-looking statements represent our estimates only as of the date such statements are made (unless another date is indicated) and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

STAPLES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Dollar Amounts in Millions, Except Share Data)
(Unaudited)

	January 28, 2017	January 30, 2016
ASSETS
Current assets:
Cash and cash equivalents	$1,137	$825
Receivables, net	1,538	1,543
Merchandise inventories, net	1,737	1,791
Prepaid expenses and other current assets	251	273
Current assets of discontinued operations	568	680
Total current assets	5,231	5,112

Property and equipment, net	1,147	1,286

Intangible assets, net of accumulated amortization	205	235
Goodwill	1,290	2,032
Other assets	398	497
Noncurrent assets of discontinued operations	—	1,010
Total assets	$8,271	$10,172

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,706	$1,685
Accrued expenses and other current liabilities	1,023	1,160
Debt maturing within one year	519	15
Current liabilities of discontinued operations	402	405
Total current liabilities	3,650	3,265

Long-term debt	529	1,016
Other long-term obligations	396	441
Noncurrent liabilities of discontinued operations	—	66

Stockholders’ equity:
Preferred stock, $.01 par value, 5,000,000 shares authorized; no shares issued	—	—
Common stock, $.0006 par value, 2,100,000,000 shares authorized; issued and outstanding 953,711,270 and 652,470,081 shares at January 28, 2017 and 946,964,792 and 645,723,603 shares at January 30, 2016	1	1
Additional paid-in capital	5,067	5,010
Accumulated other comprehensive loss	(1,053)	(1,116)
Retained earnings	5,092	6,900
Less: Treasury stock at cost, 301,241,189 shares at January 28, 2017 and January 30, 2016	(5,419)	(5,419)
Total Staples, Inc. stockholders’ equity	3,688	5,376
Noncontrolling interests	8	8
Total stockholders’ equity	3,696	5,384
Total liabilities and stockholders’ equity	$8,271	$10,172

STAPLES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Amounts in Millions, Except Per Share Data)
(Unaudited)

	13 Weeks Ended		52 Weeks Ended
	January 28, 2017	January 30, 2016	January 28, 2017	January 30, 2016
Sales	$4,560	$4,695	$18,247	$18,764
Cost of goods sold and occupancy costs	3,326	3,468	13,489	13,857
Gross profit	1,234	1,227	4,758	4,907
Operating expenses:
Selling, general and administrative	977	988	3,845	3,993
Merger termination fee	—	—	250	—
Impairment of goodwill and long-lived assets	766	11	783	37
Restructuring charges	21	37	38	105
Amortization of intangibles	13	14	51	54
Total operating expenses	1,777	1,050	4,967	4,189

Loss on sale of businesses and assets, net	(5)	(7)	(55)	(5)

Operating (loss) income	(548)	170	(264)	713

Other income (expense):
Interest income	1	1	6	3
Interest expense	(10)	(49)	(81)	(139)
Loss on early extinguishment of debt	—	—	(26)	—
Other income (expense), net	8	(4)	13	(13)
(Loss) income from continuing operations before income taxes	(549)	118	(352)	564
Income tax expense	66	(12)	107	102
(Loss) income from continuing operations	(615)	130	(459)	462
Discontinued operations:
Pretax income (loss) of discontinued operations	5	(37)	(700)	(72)
Loss recognized on classification as held for sale	(231)	—	(231)	—
Loss on sale	(114)	—	(114)	—
Total pretax loss of discontinued operations	(340)	(37)	(1,045)	(72)
Income tax (benefit) expense	(3)	7	(7)	11
Loss from discontinued operations, net of income taxes	(337)	(44)	(1,038)	(83)

Net (loss) income	$(952)	$86	$(1,497)	$379

Basic Earnings per share
Continuing operations	$(0.94)	$0.20	$(0.71)	$0.71
Discontinued operations	(0.52)	(0.07)	(1.60)	(0.12)
Consolidated operations	$(1.46)	$0.13	$(2.31)	$0.59
Diluted Earnings per Share:
Continuing operations	$(0.94)	$0.20	$(0.71)	$0.71
Discontinued operations	$(0.52)	(0.07)	(1.60)	(0.12)
Consolidated operations	$(1.46)	$0.13	$(2.31)	$0.59

Dividends declared per common share	$0.12	$0.12	$0.48	$0.48

STAPLES, INC. AND SUBSIDIARIES
Consolidated Statements of Comprehensive Income
(Amounts in Millions)

	13 Weeks Ended
	January 28, 2017	January 30, 2016

Consolidated comprehensive (loss) income	$(909)	$83

	52 Weeks Ended
	January 28, 2017	January 30, 2016

Consolidated net (loss) income	$(1,497)	$379

Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	25	(132)
Disposal of foreign business, net	6	—
Settlements and curtailments of pension and other post-retirement obligations	23	—
Deferred pension and other post-retirement benefit costs, net	9	57
Other comprehensive income (loss), net of tax	63	(75)
Consolidated comprehensive (loss) income	$(1,434)	$304

STAPLES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Amounts in Millions)
(Unaudited)

	52 Weeks Ended
	January 28, 2017	January 30, 2016
Operating Activities:
Net (loss) income	$(1,497)	$379
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	378	388
Amortization of intangibles	58	67
Loss on sale of businesses and assets, net	168	5
Interest and fees paid from restricted cash account, net	66	—
Impairment of goodwill and long-lived assets	1,700	50
Inventory write-downs related to restructuring activities	—	1
Stock-based compensation	61	63
Excess tax benefits from stock-based compensation arrangements	—	(5)
Deferred income tax expense	57	28
Other	19	11
Changes in assets and liabilities:
Decrease (increase) in receivables	21	(19)
Decrease in merchandise inventories	63	18
Decrease (increase) in prepaid expenses and other assets	34	(41)
Increase in accounts payable	4	63
(Decrease) increase in accrued expenses and other liabilities	(140)	110
Decrease in other long-term obligations	(58)	(140)
Net cash provided by operating activities	934	978

Investing Activities:
Acquisition of property and equipment	(255)	(381)
Proceeds from the sale of property and equipment	14	27
Sale of businesses, net	55	2
Increase in restricted cash	(66)	—
Acquisition of businesses, net of cash acquired	(44)	(22)
Cost method investments	(15)	—
Net cash used in investing activities	(311)	(374)

Financing Activities:
Proceeds from the exercise of stock options and sale of stock under employee stock purchase plans	30	41
Proceeds from borrowings	187	7
Payments on borrowings, including payment of deferred financing fees and capital lease obligations	(211)	(99)
Cash dividends paid	(311)	(308)
Excess tax benefits from stock-based compensation arrangements	—	5
Repurchase of common stock	(13)	(24)
Net cash used in financing activities	(318)	(378)
Effect of exchange rate changes on cash and cash equivalents	7	(28)
Net increase in cash and cash equivalents	312	198
Cash and cash equivalents at beginning of period	825	627
Cash and cash equivalents at the end of the period	$1,137	$825

STAPLES, INC. AND SUBSIDIARIES
Segment Reporting
(Amounts in Millions)
(Unaudited)

	13 Weeks Ended		52 Weeks Ended
	January 28, 2017	January 30, 2016	January 28, 2017	January 30, 2016
	Sales
North American Delivery	$2,649	$2,680	$10,636	$10,731
North American Retail	1,649	1,797	6,662	7,169
Other	262	218	949	864
Total sales	$4,560	$4,695	$18,247	$18,764

	Business Unit Income (Loss)
North American Delivery	$168	$168	$672	$621
North American Retail	99	106	317	379
Other	(2)	(3)	(11)	(16)
Total business unit income	265	271	978	984
Unallocated expense	(22)	(10)	(73)	(49)
Impairment of goodwill and long-lived assets	(766)	(11)	(783)	(37)
Loss related to sale of businesses and assets, net	(5)	(7)	(55)	(5)
Restructuring charges and costs related to strategic plans	(23)	(37)	(45)	(105)
Interest and other expense, net	(1)	(52)	(88)	(149)
Merger-related costs	—	(20)	(272)	(53)
Litigation costs	3	—	(14)	—
Inventory write-downs	—	—	—	(1)
Accelerated depreciation	—	—	—	(3)
PNI data security incident costs	—	(16)	—	(18)
(Loss) income from continuing operations before income taxes	$(549)	$118	$(352)	$564

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Income Statement Disclosures
(Dollar Amounts in Millions, Except Per Share Data)
(Unaudited)
For the non-GAAP measures related to results of operations, reconciliations to the most directly comparable GAAP measures are shown below:

	13 Weeks Ended
	January 28, 2017
	GAAP	Impairment of goodwill and long-lived assets	Loss on sale of businesses and assets, net	Costs related to restructuring and strategic plans	Litigation	Non-GAAP

Operating (loss) income	$(548)	$766	$5	$23	$(3)	$243
Interest and other expense, net	1	—	—	—	$—	1
(Loss) income from continuing operations before income taxes	(549)					242

Income tax expense	66					66
Adjustments	—					15
Adjusted income tax expense	66					81
(Loss) income from continuing operations	$(615)					$161

Effective tax rate	(12.0)%					33.5%

(Loss) income from continuing operations per common share:
Diluted earnings per common share	$(0.94)					$0.25

	52 Weeks Ended
	January 28, 2017
	GAAP	Impairment of goodwill and long-lived assets	Merger-related costs	Loss on sale of businesses and assets, net	Litigation	Costs related to restructuring and strategic plans	Non-GAAP
Gross profit	$4,758	$—	$—	$—	$—	$4	$4,762

Operating (loss) income	(264)	783	272	55	14	45	905
Interest and other expense, net	62		(37)				25
Loss on early extinguishment of debt	26		(26)				—
(Loss) income from continuing operations before income taxes	(352)						880

Income tax expense	107						107
Adjustments	—						187
Adjusted income tax expense	107						294

(Loss) income from continuing operations	$(459)						$586

Effective tax rate	(30.5)%						33.5%

(Loss) income from continuing operations per common share:
Diluted earnings per common share	$(0.71)						$0.90

Weighted average common shares outstanding	649						649
Effect of dilutive securities	—						4
Weighted average common shares outstanding assuming dilution	649						653

	13 Weeks Ended
	January 30, 2016
	GAAP	Restructuring charges	Loss on sale of businesses and assets, net	Impairment of long lived assets	Merger-related costs	PNI data security incident costs	Non-GAAP
Operating income	$170	$37	$7	$11	$20	$16	$261
Interest and other expense, net	52	—	—	—	(38)	—	14
Income from continuing operations before income taxes	118						247

Income tax benefit	(12)						(12)
Adjustments	—						91
Adjusted income tax expense	(12)						79

Income from continuing operations	$130						$168

Effective tax rate	(10.7)%						31.8%

Income from continuing operations per common share:
Diluted earnings per common share	$0.20						$0.26
	52 Weeks Ended
	January 30, 2016
	GAAP	Restructuring charges	Impairment of long-lived assets and accelerated depreciation	Loss on sale of assets, net	Merger-related costs	PNI data security incident costs	Non-GAAP
Operating income	$713	$105	$39	$5	$53	$18	$933
Interest and other expense, net	149	—	—	—	94	—	55
Income from continuing operations before income taxes	564						878

Income taxes	102						102
Adjustments	—						178
Adjusted income taxes	102						280

Income from continuing operations	$462						$598

Effective tax rate	18.1%						31.8%

Income from continuing operations per common share:
Diluted earnings per common share	$0.71						$0.93

Note that certain percentage figures shown in the tables above may not recalculate due to rounding.

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Sales Growth
(Unaudited)

Total Company Comparable Sales Growth
	Fourth quarter of Fiscal 2016	Fiscal Year 2016
GAAP sales growth	(2.9)%	(2.8)%
Impact of foreign exchange	0.3%	(0.4)%
Impact of store closures	(0.8)%	(0.8)%
Impact of acquisitions and divestitures	(1.5)%	(0.9)%
Comparable sales growth	(0.9)%	(0.7)%
North American Delivery Comparable Sales Growth
	Fourth quarter of Fiscal 2016	Fiscal Year 2016
GAAP sales growth	(1.2)%	(0.9)%
Impact of foreign exchange	0.2%	(0.1)%
Impact of divestitures	(3.5)%	(2.0)%
Impact of acquisitions	0.9%	0.3%
Comparable sales growth	1.2%	0.9%
Staples Business Advantage Comparable Sales Growth
Fourth quarter of Fiscal 2016
GAAP sales growth	(0.2)%
Impact of foreign exchange	0.2%
Impact of divestitures	(5.3)%
Impact of acquisitions	1.3%
Comparable sales growth	3.6%

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of Free Cash Flow Disclosures
(Amounts in Millions)
(Unaudited)

	52 Weeks Ended
	January 28, 2017	January 30, 2016
Net cash provided by operating activities	$934	$978
Acquisition of property and equipment	(255)	(381)
Free cash flow	$679	$597
Financing and break-up fees related to acquisition of Office Depot, net of taxes	210	—
Adjusted free cash flow	$889	$597

Free cash flow is not defined under U.S. GAAP. Therefore, it should not be considered a substitute for income or cash flow data prepared in accordance with GAAP and may not be comparable to similarly titled measures used by other companies. The company defines free cash flow as net cash provided by operating activities less capital expenditures. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures. The company believes free cash flow is a useful measure of performance and uses this measure as an indication of the company's ability to generate cash and invest in its business.

CONTACT:
Staples, Inc.
Media Contact:
Bill Durling, 508-253-2882
or
Investor Contact:
Chris Powers/Scott Tilghman, 508-253-4632/1487